http://schemas.microsoft.com/office/word/2003/wordml2450



                                                 SUB-ITEM 77Q1(a)

Appendix  A, dated  April 14,  2011,  to the Master  Amended and  Restated
 By-Laws  for MFS Series  Trust X, dated
January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 46 to the
Registration Statement of MFS Series Trust II (File Nos. 33-7637 and 811-4775), as filed with the Securities and Exchange Commission via EDGAR on May 13, 2011, under Rule 485 under the
 Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated February 18, 2011, to the Amended and Restated Declaration of Trust of MFS Series Trust X, dated December 16, 2004, is contained in Post-Effective Amendment No. 78 to the Registration Statement for MFS
Series Trust X (File Nos. 33-1657 and 811- 4492), as filed with the Securities and Exchange Commission via EDGAR on March 25, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated December 27, 2010, to the Amended and Restated Declaration of Trust of MFS Series Trust X, dated December 16, 2004, is contained in Post-Effective Amendment No. 77 to the Registration Statement for MFS
Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on January 10, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.